                                                                   EXHIBIT 10.17

                             Dated 30 January 2003

               GLOBALSANTAFE DRILLING COMPANY (NORTH SEA) LIMITED
                                    as Lessor

                                     - and -

                                 SOGELEASE B.V.
                                    as Lessee

                      ------------------------------------

                              HEAD-LEASE AGREEMENT

                      ------------------------------------

                in respect of the jack-up drilling unit known as
                                   "BRITANNIA"

                            WATSON, FARLEY & WILLIAMS
                                     LONDON

                                      INDEX

ITEM                                                                    PAGE
1     DEFINITIONS                                                          1

2     LEASING OF THE RIG                                                   9

3     COMMENCEMENT OF LEASE PERIOD                                        10

4     PREMIUM                                                             10

5     RENTALS AND PAYMENTS                                                10

6     SUB-LEASE                                                           11

7     REPRESENTATIONS AND WARRANTIES                                      12

8     PROTECTION OF LESSEE'S INTERESTS                                    14

9     LIMITATION ON LIABILITY                                             15

10    TERMINATION                                                         16

11    EVENT OF LOSS                                                       16

12    RETURN OF THE RIG                                                   16

13    SALE OF THE RIG                                                     16

14    NET SALE PROCEEDS                                                   17

15    RIGHTS AND WAIVER                                                   18

16    ASSIGNMENT                                                          18

17    NOTICES                                                             18

18    LAW AND JURISDICTION                                                19

19    GENERAL                                                             20

SCHEDULE 1  THE RIG                                                       21

SCHEDULE 2  CERTIFICATE OF ACCEPTANCE                                     22

SCHEDULE 3  LESSOR'S CONDITIONS PRECEDENT                                 23

SCHEDULE 4  LESSEE'S CONDITIONS PRECEDENT                                 24

EXECUTION PAGE                                                            26

THIS HEAD-LEASE AGREEMENT is dated 30 January 2003

BETWEEN:

(1) GLOBALSANTAFE DRILLING COMPANY (NORTH SEA) LIMITED a company incorporated in England and Wales (with company number 00782373), having its registered office at Lothing Depot, North Quay, Commercial Road, Lowestoft NR32 2TF (the "LESSOR" which expression includes its successors, permitted assigns and permitted transferees); and

(2) SOGELEASE B.V., a company incorporated in The Netherlands having its main office at Rembrandt Tower, Amstelplein 1, 1096 HA, Amsterdam, The Netherlands (the "LESSEE" which expression includes its successors, permitted assignees and permitted transferees).

WHEREAS:

In consideration of the Lessee agreeing to pay to the Lessor the Premium and the Rental, the Lessor has agreed to let and the Lessee has agreed to take on lease the Rig upon the terms and conditions contained in this Lease.

IT IS HEREBY AGREED as follows:

1     DEFINITIONS

1.1 In this Lease (including the recital) the following terms shall have the meanings given below:

      "AFFILIATE" means, in relation to a party, any other entity in which it possesses directly or indirectly the power to direct or cause the direction of the management and policies of the other person, whether through ownership of voting shares, by contract or otherwise, or which is under direct or indirect common control with, that party from time to time;

      "BANK" means Societe Generale, London Branch;

      "BUSINESS DAY" means any day (other than a Saturday or a Sunday) on which banks generally are open for business in London, New York and the Netherlands;

      "CERTIFICATE OF ACCEPTANCE" means a certificate in the form attached as
      Schedule 2 hereto executed or to be executed by the Lessee and the Lessor;

      "CHARTER" means the bareboat charter dated 1 November 2002 and entered into between the Sub-Lessee and the Charterer in respect of the Rig as that bareboat charter may be amended from time to time or, as the case may be, any other bareboat charter which the Sub-Lessee or the Charterer may enter into from time to time in substitution therefor in accordance with the terms of the Sub-Lease;

      "CHARTERER" means GlobalSantaFe Drilling U.K. Limited, a company incorporated in Scotland with company number SC131375 having its registered office at Langlands House, Huntly Street, Aberdeen AB10 1SH or, as the case may be, any other person to whom the Sub-Lessee charters the Rig pursuant to a Charter;

      "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Rig by any Governmental Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition for title;

      "DEFAULT RATE" means 2% per annum over LIBOR from time to time;

      "DOLLARS" and "US$" means the lawful currency for the time being of the United States of America;

      "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create, or which has the effect of creating, any of the same, or any agreement to sell or otherwise dispose of any asset;

      "ENVIRONMENT" means:

      (a) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as defined below) and any natural or man-made structures;

      (b) water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

      (c) air, including air within buildings and other natural and man-made structures above and below ground;

      "ENVIRONMENT CLAIM" means any written or oral notice from any person alleging any breach, contravention or violation of any Environmental Law or the existence of any liability or potential liability arising from any such breach, contravention or violation including, without limitation, liability to conduct, pay for or for damages in respect of, any investigation or audit, clean-up, redemption, administrative costs or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty, attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment;

      "ENVIRONMENTAL LAW" means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, injunction, resolution, order or judgment (in each case having the force of law) and codes of practice or conduct circulars and guidance notes having legal or judicial import or effect, in each case of any Governmental Entity (whether now existing or hereafter promulgated) in any applicable jurisdiction relating to or concerning:

      (a)   pollution or contamination of the Environment;

      (b) harm, whether actual or potential, to mankind and human sense, other living organisms and ecological systems;

      (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

      (d) the emission, leak, release, spill or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or any actionable tort or breach of statutory duty of any kind in respect of such matters;

      "ENVIRONMENTAL PERMITS" means, in relation to any person, all or any permits, licences, consents, approvals, ruling, variance, exemption, certificates, registrations and other authorisations and the filing of all notifications, reports and assessments required under any Environmental Law in connection with the conduct of such person's business and the ownership, use, exploitation or occupation of all of its property and assets;

      "GOVERNMENTAL ENTITY" means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

      "GSF STANDARD" means the standards of operation, management and maintenance which the members of the Guarantor's Group adhere to from time to time in respect of drilling units comparable to the Rig which standards are at all times comparable to the standards of a reasonably prudent operator of oil rigs of the same type, age and condition as the Rig;

      "GUARANTEE" means a guarantee and indemnity dated on or about the date hereof provided by the Guarantor in favour of the Lessee in respect of the obligations of the Lessor under this Lease and the other Lease Documents;

      "GUARANTOR" means GlobalSantaFe Corporation, a company incorporated under the laws of the Cayman Islands with its registered office c/o M&C Corporate Services Limited, PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands and having an office at 15375 Memorial Drive, Houston, Texas
      77079-4101, USA;

      "GUARANTOR'S GROUP" means the Guarantor and any of its Affiliates;

      "HAZARDOUS MATERIAL" means any element or substance, whether natural or artificial and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any applicable law to be, or to have been, or to be capable of either being, or becoming, harmful to mankind or any living organism or damaging the Environment;

      "INITIAL RENTAL" means the first instalment of rental payable under the Sub-Lease;

      "LEASE" means this Head-Lease Agreement and the words "herein", "hereunder" and similar words and expressions shall be construed accordingly;

      "LEASE DOCUMENTS" means this Lease, the Certificate of Acceptance, the Sub-Lease, the Certificate of Acceptance (as defined in the Sub-Lease), the Support Letter, the Guarantee, the Lessor Payment Letter, the Lessee Payment Letter and all other documents agreed in writing by the Lessor and the Lessee to be Lease Documents.

      "LEASE PERIOD" means the period of 5 years commencing on the Start Date (or such shorter period as may be determined in accordance with the provisions of this Lease);

      "LEASING TERMINATION DATE" means the date on which the sub-leasing of the Rig terminates in accordance with clause 12.2(b) of the Sub-Lease;

      "LESSEE GROUP" means the Lessee Parent and any of its Affiliates from time to time;

      "LESSEE PARENT" means Societe Generale, a French banking institution;

      "LESSEE PAYMENT LETTER" means a letter from the Lessee to Atlas Lease Management Limited pursuant to which the Lessee agrees to pay a sum of Dollars to Atlas Lease Management in respect of certain fees and expenses;

      "LESSEE'S ENCUMBRANCES" means any Encumbrance on the Rig to the extent that it is solely attributable to or arises as a result of:

      (a) claims against or affecting the Lessee (including any claim in relation to any other rig or vessel of which the Lessee is the owner or the lessee or demise charterer) and leased or chartered by it otherwise than to the Lessor or any other member of the Guarantor's Group) to the extent that it is not related to, or does not arise directly or indirectly as a result of the transactions contemplated by this Lease or any of the other Lease Documents but excluding any such claim to the extent that it is solely attributable or arises as a result of any actions, omission, failure or breach, negligent or otherwise, of the Lessor or any other member of the Guarantor's Group; or

      (b) acts or omissions of the Lessee to the extent not contemplated, required or permitted directly or indirectly as a result of the transactions contemplated by this Lease or any of the other Lease Documents but excluding any such act or omission to the extent that it is solely attributable to or arises as a result of any action, omission, failure or breach, negligent or otherwise of the Lessor or any other member of the Guarantor's Group; or

      (c) the non-payment of Taxes imposed upon the Lessee, other than those Taxes the subject of any indemnity in favour of the Lessee under the Lease Documents or where the liability to pay, or the amount of such Taxes is being disputed by the Lessor in good faith or those which are solely attributable or arise as a result of any actions, omission, failure or breach, negligent or otherwise of the Lessor or any other member of the Guarantor's Group; or

      (d) any act or omission of the Lessee constituting a breach by the Lessee of its obligations under this Lease or the other Lease Documents to the extent that it is not solely attributable to or does not relate or arise directly or indirectly as a result of any action, omission, failure or breach, negligent or otherwise, of the Lessor or any member of the Guarantor's Group; or

      (e) any act or omission of the Lessee which constitutes the wilful misconduct or recklessness with knowledge of the probable consequences,

      but excluding in any such case any Encumbrance which the Lessee is contesting in good faith by appropriate proceedings so long as such proceedings or the continued existence of the Encumbrance do not give rise to any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Rig (or any part thereof);

      "LESSEE'S INTEREST" means the Lessee's interest under this Lease;

      "LESSOR PAYMENT LETTER" means a letter from the Lessor to the Lessee irrevocably instructing the Lessee to retain from the Premium an amount equal to the Initial Rental;

      "LIBOR" means in relation to any relevant period for which LIBOR is to be determined, as appropriate:

      (a) the rate for Dollar deposits for the number of months (rounded to the nearest whole number) comprised in the relevant period designated as the British Bankers

            Association's Interest Settlement Rate as quoted on the Dow Jones/Telerate Monitor as Telerate Page No. 3750 as at or about
            11.00 a.m. (London time) on the date which falls two (2) London Business Days prior to the date on which the relevant period commences;

      (b) if such rate is not determinable, the arithmetic mean rounded up to five decimal places of the equivalent rates quoted to the Bank by each of the Reference Banks as their offered rate for such deposits for such periods as at or about 11.00 a.m. (London time) on the date which falls two (2) London Business Days prior to the date on which the relevant period commences;

      (c) if neither (a) or (b) above is determinable, then the equivalent rate determined by the Bank to be the rate of interest offered to it as at or about 11.00 a.m. (London time) on the date which falls two
            (2) London Business Days prior to the date on which the relevant period commences by prime banks in the London Interbank Market for such deposits for such periods;

      "LONDON BUSINESS DAY" means any day (other than a Saturday or a Sunday) on which banks generally are open for business in London;

      "NET SALE PROCEEDS" means the Sales Proceeds minus:

      (a) the costs and expenses of the sale of the Rig in accordance with Clause 13 (Sale of the Rig); and

      (b)   VAT Irrecoverable on Sale;

      "OPERATOR" means any Affiliate of the Guarantor which has the day to day operational control of the Rig from time to time;

      "PAYMENT ACCOUNT DETAILS" means in relation to any payment to be made under or pursuant to this Lease or any Lease Document, the name, account number, sort code, account location (being an account in the United Kingdom) and other details specified by the payee and necessary to effect payment (by electronic means of transfer) to the payee;

      "PERMITTED ENCUMBRANCE" means:

      (a)   any Lessee Encumbrance;

      (b) Encumbrances for Taxes for which the Lessor or the Sub-Lessee is liable either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Rig (or any part thereof);

      (c) Encumbrances (other than Encumbrances for Taxes) arising out of claims, judgments or awards against the Lessor or the Sub-Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith (and for the payment of which adequate reserves have been made or, when required in order to pursue such proceeding, an adequate bond has been provided) and for which there shall have been secured a stay of execution pending such appeal or proceeding for review so long as any such judgment, award or proceeding or the continued existence of such Encumbrance do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Rig (or any part thereof);

      (d) any lien for salvage and any ship repairer's or outfitter's possessory lien or any lien for general average or for officers' or crew's wages not more than ten (10) Business Days outstanding arising in the ordinary course of trading or any other Encumbrance or contractual right of set-off arising by operation of law in the ordinary course of trading and in respect of obligations which are not overdue which in each case is not yet due and payable or is being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves or an adequate bond have been provided) so long as any such proceedings or the continued existence of such Encumbrance do not involve any reasonable likelihood of the sale, forfeiture or the loss of, or of any interest in, the Rig (or any part thereof);

      (e)   the Lease Documents, the Charter and the Service Contract; and

      (f) any Encumbrance, the creation of which has been expressly permitted in writing by the Lessee;

      (g) any Encumbrance in respect of claims which the Lessor demonstrates to the Lessee's satisfaction are then covered by insurance, so long as the same do not create a reasonable likelihood of the sale or forfeiture or loss of, or of any interest in, the Rig (or any part thereof);

      "PREMIUM" means the amount of thirty seven million Dollars
      (US$37,000,000);

      "RELEVANT JURISDICTION" means in relation to each of the Lessor, the Lessee or the Guarantor, any jurisdiction in which or where the Lessor, the Lessee or the Guarantor respectively is incorporated, resident, domiciled, has a permanent establishment, carries on or has a place of business or which has jurisdiction over the Rig whether by virtue of its location or the operation of the Rig.

      "RELEASE" means an emission, spill, release or discharge into or upon the air, surface water, groundwater, or soils of any Hazardous Materials for which the relevant person has any liability under Environmental Law, except in accordance with a valid Environmental Permit.

      "REFERENCE BANKS" means Lloyds TSB Group plc, Barclays Bank plc and The Royal Bank of Scotland plc;

      "RENTAL" means a rental of one hundred Dollars (US$100) per annum payable in accordance with Clause 5 (Rentals and Payment);

      "RENTAL PAYMENT DATE" means, subject to Clause 5.8 (Business Days), each anniversary of the Start Date during the Lease Period;

      "RIG" means the jack-up drilling unit known as "Britannia" and at the date of this Lease working over the Skiff Platform in the Southern North Sea of the United Kingdom continental shelf more fully described in Schedule 1, together with all equipment, furniture, and all other appurtenances owned by the Lessor in relation thereto (whether at the date of this Lease or later) but excluding consumable stores and provisions, rented equipment and equipment owned or rented by subcontractors and all replacements, renewals, improvements and substitutions (whether pursuant to the terms of the Sub-Lease or otherwise) and all additions and accessories thereto;

      "SALES PROCEEDS" means the gross amount of the proceeds of sale of the Lessor's interest as owner of the Rig plus the proceeds of sale of the Lessee's Interest realised in accordance with Clause 13 (Sale of the Rig);

      "SERVICE CONTRACT" means the service contract originally entered into between Shell and the Lessor with a commencement date of 1 October 2001 (and novated from the Lessor to the Charterer by a novation agreement dated 1 November 2002) in respect of the operation and employment of the Rig as that contract has been and may further be amended from time to time or any other service contract which the Charterer may enter into from time to time in substitution therefor in accordance with the terms of the Sub-Lease;

      "SHELL" means Shell UK Limited (trading as "Shell UK Exploration and Production");

      "START DATE" means the date of execution of the Certificate of Acceptance by both parties;

      "SUB-LEASE" means the Sub-Lease Agreement dated the same date as this Lease and made between the parties hereto in respect of the Rig;

      "SUB-LEASE PERIOD" means the period for which the Rig is sub-leased by the Lessee to the Sub-Lessee under the Sub-Lease, being a period of five (5) years commencing on the Start Date, or such shorter period as may result from any of the provisions of the Sub-Lease;

      "SUB-LESSEE" means the Lessor in its capacity as sub-lessee of the Rig under the Sub-Lease;

      "SUPPORT LETTER" means the Support Letter issued or to be issued by the Lessee Parent in favour of the Lessor in form and substance satisfactory to the Lessor;

      "TAXES" means all present and future taxes, levies, imposts, duties, fees or charges of any kind whatsoever including, without limitation, corporation, capital gains, income, gross receipt, franchise, transfer, sales, use, business, occupation, transaction, purchase, excise, personal property, real property, stamp, documentary, national insurance or other taxes) or any amount payable on account of or instalment payments in respect of or as security for any of the foregoing payable at the instance of or imposed by any governmental, taxing or fiscal authority whatsoever whether in the United Kingdom or elsewhere together with any penalties, additions, fines or interest relating to any of them and "TAX" and "TAXATION" and cognate expressions shall be construed accordingly.

      "TERMINATION EVENT" means any of the events so specified in Clause 13.1 (Termination Events) of the Sub-Lease;

      "TERMINATION SUM" means, with respect to any date, the amount calculated for such date in accordance with paragraph 2 (Termination Payment) of the Financial Schedule to the Sub-Lease;

      "TOTAL LOSS" means:

      (a) actual or constructive or compromised or arranged or agreed total loss of the Rig; or

      (b) the destruction or damage beyond economic repair of the Rig, or the Rig being otherwise rendered or declared permanently unfit for normal use for any reason whatsoever; or

      (c) the Compulsory Acquisition or the requisition for hire (other than a requisition for hire for a temporary period not exceeding one hundred and ninety (90) days) of the Rig; or

      (d) the hijacking, theft, seizure, detention or disappearance of the Rig resulting in loss of possession by the person authorised to have possession of it for a period of ninety (90) consecutive days or longer;

      "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Union or any body or agency of the European Union, and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar turnover Tax replacing or introduced in addition to any of the same;

      "VAT IRRECOVERABLE ON SALE" means VAT incurred by the Lessor in connection with its sale of its interest as owner of the Rig and the Lessee's Interest which is irrecoverable owing in whole or in part to the nature of the service supplied by the Lessor in disposing of the Lessee's Interest; and

      "VOLUNTARY TERMINATION NOTICE" has the meaning ascribed to it in clause
      13.5 of the Sub-Lease.

1.2 CONSTRUCTION OF TERMS. In this Lease, unless the contrary intention appears, a reference to:

(a)   (i)   an "AMENDMENT" includes any supplement, novation or re-enactment and
            "AMENDED" is to be construed accordingly;

            "ASSETS" includes present and future properties, revenues and rights of every description;

            "ASSIGNEE" or "ASSIGNS" of a person shall include any person who has assumed all or some of the rights and/or obligations of the relevant person, whether by assignment, novation or otherwise;

            "AUTHORISATION" includes any authorisation, consent, approval, resolution, licence, permit, exemption, filing and registration;

            "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of the foregoing words;

            "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

            a "PERSON" includes any individual, company, corporation, firm, association, trust, unincorporated organisation or body of persons (including a partnership, joint venture or consortium), government (including any agency, department or political sub-divisions thereof), state, agency, international organisation, European Union institution, committee, department or authority or other entity whether having distinct legal personality or not or any association or partnership of two or more of the foregoing and its successors (whether of the same name or another name) and permitted assignees;

            a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            "WINDING-UP" of a person also includes the amalgamation, reconstruction, re-organisation, administration, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on its business or has assets;

      (ii) in this Lease, unless the contrary intention appears, a provision of law is a reference to that provision as amended or re-enacted;

      (iii) in this Lease reference to a Clause, a paragraph, a sub-paragraph, or a Schedule is, unless specified a reference to a clause, a paragraph, a sub-paragraph of or a schedule to this Lease as from time to time amended in accordance with the provisions of this Lease;

      (iv) a Lease Document or another document is a reference to that Lease Document or other document as amended or substituted from time to time;

(b) the index to and headings in this Lease are for convenience only and are to be ignored in construing this Lease; and

(c) in this Lease words importing the singular shall include the plural and vice versa.

2     LEASING OF THE RIG

2.1 OBLIGATIONS OF THE LESSOR. The obligation of the Lessor to lease the Rig to the Lessee under this Lease shall be subject to:

(a) receipt by the Lessor of the Premium less any amounts deducted pursuant to the Lessor Payment Letter;

(b) each of the representations and warranties of the Lessee contained in Clause 7 (Representations and Warranties) being true and accurate on the Start Date as if given on that date by reference to the facts and circumstances then existing;

(c) satisfaction of each condition precedent listed in Schedule 3 (Lessor's Conditions Precedent); and

(d) evidence that the sub-leasing of the Rig pursuant to the Sub-Lease will commence immediately following the commencement of its leasing under this Lease.

2.2 BENEFIT OF THE LESSOR. The conditions specified in Clause 2.1 are for the sole benefit of the Lessor and may be waived in whole or in part with or without conditions by the Lessor.

2.3 OBLIGATIONS OF THE LESSEE. The obligation of the Lessee to take the Rig on lease from the Lessor under this Lease shall be subject to:

(a) a valuation report from Kennedy Marr Limited showing the market value of the Rig to be an amount not less than the Premium;

(b) each of the representations and warranties of the Lessor contained in Clause 7 (Representations and Warranties) being true and accurate on the Start Date as if given on that date by reference to the facts and circumstances then existing;

(c) the Rig not having become a Total Loss and no event having occurred which, with the giving of notice, lapse of time, making of a declaration or satisfaction of any other applicable condition, might lead to the Rig becoming a Total Loss;

(d) no Termination Event, nor any event which, with the giving of notice, lapse of time or satisfaction of any other applicable condition, would constitute a Termination Event having occurred and being continuing;

(e) satisfaction of each condition precedent listed in Schedule 4 (Lessee's Conditions Precedent); and

(f) evidence satisfactory to the Lessee that the Sub-Lessee has unconditionally and irrevocably agreed sub-leasing of the Rig pursuant to the Sub-Lease will commence immediately following the commencement of the leasing of the Rig under this Lease.

2.4 BENEFIT OF THE LESSEE. The conditions specified in Clause 2.3 are for the sole benefit of the Lessee and may be waived in whole or in part with or without condition by the Lessee.

2.5 Immediately upon satisfaction (or waiver in writing by the Lessee) of the conditions specified in Clauses 2.1 and 2.3, the Lessee and the Lessor shall execute the Certificate of Acceptance in relation to the Rig.

2.6 QUIET ENJOYMENT. The Lessor irrevocably warrants and undertakes that the Lessee will, subject only to the Lessee not breaching any of its express obligations and liabilities under this Lease and the other Lease Documents to which it is a party, throughout the Lease Period, be entitled peaceably to hold and use the Rig without interference from the Lessor or any person acting through the Lessor.

2.7 AGREEMENT TO LEASE. Subject to and in accordance with the terms of this Lease, the Lessor agrees to let the Rig to the Lessee and the Lessee agrees to take the Rig on lease from the Lessor for the Lease Period.

3     COMMENCEMENT OF LEASE PERIOD

3.1 CERTIFICATE OF ACCEPTANCE. The Lease Period shall commence on the Start Date. Delivery of the Rig by the Lessor to the Lessee, and acceptance thereof by the Lessee under this Agreement shall be deemed to take place immediately upon execution of the Certificate of Acceptance by duly appointed representatives of the Lessor and the Lessee and such execution shall be conclusive evidence that the Lessee shall have unconditionally accepted the Rig for the purposes of this Lease.

3.2 RISK. Notwithstanding acceptance of the Rig by the Lessee, all risk of loss of or damage to the Rig shall, as between the Lessor and the Lessee, remain with the Lessor throughout the Lease Period.

4     PREMIUM

      In consideration of the Lessor leasing the Rig to the Lessee, the Lessee shall pay the Premium (less any amounts which the Lessee deducts pursuant to the Lessor Payment Letter) to the Lessor on the Start Date.

5     RENTALS AND PAYMENTS

5.1 RENTALS. In consideration of the Lessor leasing the Rig to the Lessee, the Lessee shall, following receipt of an invoice from the Lessor, pay a Rental to the Lessor annually in advance to the Lessor's bank account, as notified from time to time in writing by the Lessor to the Lessee, on the Start Date and on each Rental Payment Date. All payments of Rentals shall be made without any set-off or counterclaim.

5.2 PAYMENTS. If any payment due from either party to the other party under this Lease is not paid on the due date, the defaulting party shall, without prejudice to the other party's other rights and remedies, pay on demand interest thereon at the Default Rate (as well after as before judgment) from and including such due date to but excluding the date of actual payment or reimbursement. Such interest shall accrue on a daily basis, assuming a year of three hundred and sixty (360) days, and be compounded monthly.

5.3 VAT. All payments due to the Lessor under this Lease are calculated without regard to VAT which, if applicable, will be added at the appropriate rate. If any VAT is due, the Lessee shall pay to the Lessor such VAT together with any interest and penalties thereon on demand by the Lessor, such demand to be made no earlier than such date as shall be reasonably necessary to enable the VAT to be paid on the last date for the payment of such VAT to avoid incurring interest and penalties. The Lessor shall promptly provide to the Lessee a valid VAT invoice or invoices (in relation to the supplies which it makes hereunder for VAT purposes) and any such invoice shall comply with all relevant laws and regulations relating to VAT (and, in particular, Part III of the Value Added Tax Regulations 1995 (as amended)).

5.4 INCORRECT VAT. If the Lessee pays the Lessor an amount in respect of VAT under Clause 5.3 (VAT) and HM Customs and Excise ("CUSTOMS") rules that all or part of it was not properly chargeable (an "INCORRECT VAT CHARGE") the party receiving the ruling shall immediately notify the other of it and, the Lessor shall pay to the Lessee no later than five (5) Business Days after such notification an amount equal to that incorrect VAT charge together with any interest paid by Customs in respect of such Incorrect VAT Charge.

5.5 AMOUNTS PAYABLE BY LESSOR. All amounts payable under this Lease by way of indemnity or reimbursement of any costs, expenses, Taxes and the like incurred or suffered by either party are payable in the currency in which the cost, expense, Tax or other like amount was incurred or suffered.

5.6 CURRENCY. All other amounts payable under this Lease are, except as otherwise provided in this Lease, payable in Dollars and shall be made for value on the due date.

5.7 PLACE AND PAYMENT MECHANICS. Wherever in this Agreement provision is made for the payment by one party to the other, such payment shall be effected by crediting the account specified in the Payment Account Details of the party entitled to payment in immediately available cleared funds on or before the due date for payment. All payments shall be made without any set-off or counterclaim.

5.8 BUSINESS DAYS. If a payment under this Lease is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6     SUB-LEASE

6.1 RECOGNITION OF SUB-LEASE AND ITS TERMS. The Lessee covenants with the Lessor and the Lessor acknowledges that throughout the Lease Period, the Rig will be on sub-lease to the Sub-Lessee pursuant to the terms of the Sub-Lease unless and until the Sub-Lease Period shall expire or terminate for whatever reason. Accordingly, throughout the Sub-Lease Period, the Rig will be required by the Lessee to be operated, maintained and insured by the Sub-Lessee in accordance with the terms of the Sub-Lease.

6.2 PERFORMANCE BY LESSEE OF ITS SUB-LEASE OBLIGATIONS. The Lessee acknowledges and agrees that throughout the Sub-Lease period it shall duly and punctually perform its obligations under the Sub-Lease and shall not take any action other than as permitted or contemplated by the Sub-Lease which would cause the Sub-Lessee or any operator to be incapable of performing its obligations in relation to the operation, maintenance and insurance of the Rig.

6.3 PERFORMANCE BY SUB-LESSEE OF ITS SUB-LEASE OBLIGATIONS. It is agreed that, by entering into the Sub-Lease, the Lessee is deemed to have complied with any and all of its obligations, duties or liabilities (express and implied) as a bailee of the Rig and shall have no further obligations, duties or liabilities (other than the payment of Rental and the Premium and any other express obligations relating to the Rig in this Lease).

7     REPRESENTATIONS AND WARRANTIES

7.1 REPRESENTATIONS AND WARRANTIES BY EACH PARTY. Each of the parties hereto represents and warrants to the other party (on behalf of itself only) on the date hereof, on the Start Date and on each Rental Payment Date that:

(a) STATUS: it is duly incorporated, as to the Lessor, under the laws of England and Wales and as to the Lessee, under the laws of the Netherlands, and has power to own its assets and carry on its business as it is now being conducted;

(b) POWERS AND AUTHORITY: it has power to execute, deliver and perform its obligations, and to carry out the transactions contemplated by, this Lease and the other Lease Documents to which it is or will be a party in whatever capacity and all necessary corporate and other action has been or will be taken to authorise the execution, delivery and performance of the same;

(c) BINDING OBLIGATIONS: its obligations under this Lease and the other Lease Documents to which it is or will be a party in whatever capacity constitute its valid and binding obligations enforceable in accordance with their terms except as enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally and by general principles of equity and subject to any relevant qualifications material in any of the legal opinions to be delivered pursuant to this Lease or the Sub-Lease;

(d) CONTRAVENTIONS: the execution, delivery and performance by it of this Lease and the other Lease Documents to which it is or will be a party in whatever capacity does not:

      (i) contravene any applicable law or regulation or any order of any governmental Entity to which it is subject in any Relevant Jurisdiction or, so far as it is aware, any judgment, order or decree of any court having jurisdiction over it;

      (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or which is binding upon it; or

      (iii) contravene or conflict with its constitutional documents;

(e) INSOLVENCY: it has not taken any action nor, so far as it is aware, have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation or any analogous procedures in any other jurisdiction, or for the appointment of a liquidator, receiver, administrative receiver, or administrator, trustee or similar officer or any analogous officer in any other jurisdiction of it or of any of its assets;

(f) AUTHORISATIONS: no authorisations, approvals, licences, consents, filings, registrations, payment of duties or Taxes or notarisations are required in any Relevant Jurisdiction:

      (i) for the performance and discharge of its obligations under this Lease and the other Lease Documents to which it is or will be a party in whatever capacity; and

      (ii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Lease and the other Lease Documents to which it is or will be a party in whatever capacity;

(g) ADVICE: it has taken its own professional advice as to the transactions consummated by the Lease Documents and tax and accounting implications thereof and acknowledges that, save as expressly set out in the Lease Documents, no condition, warranty or representation of any kind whatsoever is or has been given by it or on its behalf in respect of such tax and accounting implications.

7.2 FURTHER REPRESENTATIONS OF LESSOR. The Lessor further represents and warrants to the Lessee that on the date hereof and on the Start Date:

(a) OWNERSHIP OF RIG: it has such title, right and interests in and to the Rig as would entitle it to sell or otherwise dispose of the Rig with full title guarantee;

(b) ENCUMBRANCES: there are no Encumbrances on the Rig, other than Permitted Encumbrances;

(c)   THE RIG: the Rig:

      (i)   is not a fixture under English law;

      (ii) is in good and safe condition and is operating in accordance with the GSF Standard; and

      (iii) is currently working over the Skiff Platform in the Southern North Sea of the UKCS;

(d) NO ENVIRONMENTAL CLAIM: no Environmental Claim in excess of one million Dollars (US$1,000,000) has been made, or if made, has not yet been settled, in respect of the Rig and, to the best of the knowledge and belief of the Lessor after due enquiry, (i) no event which, with the giving of notice, lapse of time, making of a declaration or satisfaction of any other applicable condition could reasonably be expected to lead to an Environmental Claim in respect of the Rig has occurred and (ii) no Environmental Claim in respect of the Rig is threatened;

(e) NO RELEASE no Release from the Rig has occurred which could reasonably be expected to result in an Environmental Claim in excess of one million Dollars (US$1,000,000);

(f)   ENVIRONMENT:

      (i) the Lessor, its Affiliates, the Charterer, any Operator or (to the best of its knowledge without obligation to make any specific enquiry outside the normal course of their business) Shell are in compliance with all Environmental Laws applicable to them in respect of the Rig (including, without limitation, obtaining and complying with all required Environmental Permits required from time to time and all requirements relating to manning, submission of oil spill response plans, designation of qualified individuals) which could reasonably be expected to, or failure to comply with or maintain could reasonably be expected to, have a material adverse effect on the rights or interests of the Lessee or on the ability of the Lessor or, as the case may be, the Sub-Lessee to fulfil their respective obligations (in any capacity) under the Lease Documents;

      (ii) neither the Lessor nor any of its Affiliates has received notice of any revocation, suspension, amendment, variation, withdrawal or refusal to grant any Environmental Permit or any requirement relating to manning, submission of oil spill response plans or designation of qualified individuals which could reasonably be expected to have a material adverse effect of the nature referred to in paragraph (i) above.

8     PROTECTION OF LESSEE'S INTERESTS

8.1 RESPONSIBILITY OF THE LESSOR. It is agreed that as between the Lessor and the Lessee, the Lessor:

(a) has been solely responsible for selecting the Rig, relying on its own skill and judgment; and

(b)   will be solely responsible for maintaining and insuring the Rig.

      The Lessor acknowledges that the Lessee was not involved in the selection, installation or specification of the Rig and will not be involved in the operation or any future installation of the Rig.

8.2 TITLE TO THE RIG. The Lessor covenants that it will continue (subject to Permitted Encumbrances and subject to any transfer in compliance with Clause 16.2 (Assignment by Lessor)) throughout the Lease Period to have such title, rights and interests in and to the Rig as would entitle it to sell or otherwise dispose of the Rig with full title guarantee.

8.3 NO AUTHORITY TO CREATE ENCUMBRANCES. The Lessor will not and will procure that each of the Charterer and any other Operator will not:

(a) pledge the credit of the Lessee or any member of the Lessee Group for the repair of the Rig or otherwise;

(b) create, purport to create or, subject to Clause 8.4 (Arrest and detention), permit to subsist any Encumbrance on, or over or with respect to the Rig (other than Permitted Encumbrances);

(c) sell, attempt to sell or, otherwise dispose of, the Rig or any interest therein, or purport so to do without the previous written consent of the Lessee or unless the requirements of Clause 16.2 (Assignment by Lessor) are satisfied; or

(d) part with possession of the Rig other than in accordance with the Sub-Lease or any other sub-lease or sub-charter permitted by the Sub-Lease and except as may be required for repair and maintenance.

8.4   ARREST AND DETENTION.  If the Rig is at any time during the Lease Period:

(a) arrested, seized, taken into custody or otherwise detained by any person or by any court or other tribunal or by any Governmental Entity (other than by a Compulsory Acquisition or any requisition for hire or by reason of a Lessee's Encumbrance); or

(b) subjected to distress or other legal proceedings by reason of any process, claim, the exercise of any rights conferred by an Encumbrance or by any other action whatsoever (other than by reason of a Lessee's Encumbrance), the Lessor shall procure the release of the Rig from such arrest, seizure or detention within twenty-one (21) days of receiving notice thereof by providing bail or otherwise as the circumstances may require. The Lessor acknowledges and accepts that the Lessee shall, unless and until a Termination Event shall have occurred which is continuing, have the sole right to contest any litigation, arbitration or administrative proceedings in respect of the foregoing subject to and in accordance with clause 14.4 (Defence of claims) of the Sub-Lease, mutatis mutandis.

8.5 EXCLUDED REPRESENTATIONS. It is agreed that no term, condition, warranty or representation of any kind whatsoever (express or implied) is or has been given by or on behalf of the Lessee in respect of the Rig (or any part thereof). All terms, conditions, warranties and representations (express or implied and whether statutory, collateral hereto or otherwise) relating to the Rig, its specification, age, quality, description, seaworthiness, satisfactory quality or as to its fitness for any purpose are hereby expressly excluded.

8.6 LESSEE'S ENCUMBRANCES. The Lessee will not create, purport to create or, subject to Clause 8.7 (Arrest following a Lessee's Encumbrance), permit to subsist any Lessee's Encumbrance on, or over or with respect, to the Rig.

8.7 ARREST FOLLOWING A LESSEE'S ENCUMBRANCE. If the Rig is at any time during the Lease Period:

(a) arrested, seized, taken into custody or otherwise detained by any person or by any court or other tribunal or by any Governmental Entity by reason of a Lessee's Encumbrance; or

(b) subjected to distress or other legal proceedings by reason of any process, claim or the exercise of any rights conferred by a Lessee's Encumbrance,

      the Lessee shall procure the release of the Rig from such arrest, seizure or detention within twenty-one (21) days of receiving notice thereof by providing bail or otherwise as the circumstances may require.

9     LIMITATION ON LIABILITY

9.1 NO LIABILITY FOR LOSS. The Lessee shall not be liable (in contract, tort or otherwise) for any claim, damage, liability or loss (including consequential loss) or expense of any kind arising directly or indirectly in connection with the Rig (or any part thereof) or from any defect or deficiency in, or inadequacy or unsuitability of, the Rig (or any part thereof) or its use, performance, operation, maintenance, overhaul or repair provided that nothing contained herein shall exclude any liability of the Lessee except:

(a) in respect of any claim, damage, liability or loss arising solely as a result of the wilful misconduct or negligence of the Lessee; or

(b) for death or personal injury caused by the Lessee's negligence to the extent that such exclusion is prohibited by statute.

9.2 LIMITATION ON OPERATIONAL LIABILITY. The Lessor acknowledges that the Lessee shall itself have no liability to the Lessor whatsoever under this Lease in respect of:

(a) the operation, maintenance and insurance of, or any other matter or thing in relation to, the Rig;

(b) any failure by the Sub-Lessee to comply with the requirements of the Sub-Lease as regards operation, maintenance and insurance of the Rig or otherwise;

9.3 NO OBLIGATION TO REPLACE. The Lessee shall have no obligation to supply to the Lessor any replacement for the Rig if the Rig is, either on delivery or thereafter, defective, lost, damaged, unusable or unavailable for any reason.

9.4 DUE CONSIDERATION. The Lessor acknowledges that Clauses 9.1 (No liability for loss), 9.2 (Limitation on operational liability) and 9.3 (No obligation to replace) (the "IDENTIFIED CLAUSES") have been the subject of full and free discussion and negotiation between the parties, the Lessor fully understands the provisions of the Identified Clauses and the implications thereof and the Premium and Rental and other amounts payable under this Lease have been calculated in the light of such discussion and negotiation and taking in to full account the terms of the Identified Clauses. The Lessor further acknowledges and accepts that the provisions of the Identified Clauses are fair and reasonable to be included in this Lease having regard to the terms and conditions of this Lease generally, the transactions contemplated by the Lease Documents as a whole and the circumstances which were, or ought reasonably to have been in the contemplation of the Lessee and the Lessor at the time this Lease was entered into.

10    TERMINATION

10.1 TERMINATION. Where the Sub-Lease Period is to terminate in accordance with the provision of the Sub-Lease on the Leasing Termination Date by reason of the service of a Termination Notice or a Voluntary Termination Notice the Lessor and the Lessee agree that they shall each offer for sale their respective interests in the Rig in accordance with Clause 13 (Sale of the Rig).

10.2 NO LESSEE PAYMENTS ON TERMINATION. Save only and to the extent that the Lessee is obliged to account to the Lessor or the Sub-Lessee for any amounts out of Net Sales Proceeds on the applications of such sum in accordance with the provisions of the Lease Documents, no payment shall be required to be made by the Lessee to the Lessor on any termination of the Lease Period. The leasing of the Rig and the Lease Period shall each continue until the Leasing Termination Date, whereupon they shall terminate.

11    EVENT OF LOSS

      The Lease period shall terminate automatically following the occurrence of a Total Loss in respect of the Rig, such termination to occur at the same time as termination of the Sub-Lease Period in accordance with the terms of the Sub-Lease.

12    RETURN OF THE RIG

      On expiry or termination of the Lease Period (other than by reason of a Total Loss) the Lessee shall be deemed to have redelivered the Rig to the Lessor and the Lessor shall be deemed to have accepted such redelivery without further action on the part of either party by virtue of redelivery of the Rig by the Sub-Lessee to the Lessor at the direction of the Lessee in accordance with Clause 12.1 of the Sub-Lease. Such deemed redelivery will be in "as is, where is" condition and the Lessee shall have no obligation to take any step or incur any expense without being indemnified by the Lessor to its satisfaction in advance of taking such steps or incurring such expense.

13    SALE OF THE RIG

13.1  SALE.  In circumstances referred to in Clause 10.1 (Termination):

(a) the Lessor and the Lessee shall each offer for sale their respective interests in the Rig with the intent that such sale shall be completed by the Lessor and the Lessee as soon as reasonably practicable after such termination; and

(b) the Lessor shall be entitled to act as agent for sale of the Lessee for the purposes of disposing of the Lessee's Interest on the following basis (unless otherwise agreed by the Lessee):

      (i) either the Lessee has received all amounts then due and payable under the Sub-Lease or the Lessee is satisfied that following the sale of the Rig it will receive such amounts;

      (ii) that the interest of the Lessor and the Lessee's Interest in the Rig shall be sold to the same person;

      (iii) that the price at which the Lessee's Interest in the Rig is sold shall be subject to the approval of the Lessee, such approval not to be unreasonably withheld or delayed and not to be withheld if such price is supported by a valuation of the Rig obtained from an independent valuer selected by the Lessor;

      (iv) that the Lessee shall not be required to give any warranty to any purchaser of the Lessee's Interest save that such interest is free of Lessee's Encumbrances;

      (v) the Lessor shall be entitled, subject to the foregoing, to select the means, timing and terms of the disposal of the Rig and the Lessee's Interest and in particular whether to sell by public auction or tender or by private treaty;

      (vi) all Net Sale Proceeds shall be paid to the Lessor for application by it in accordance with this Lease and the other Lease Documents.

13.2 LESSEE'S INTEREST. The sale of the Rig shall take place subject to this Lease and the Lessee's Interest but on the basis that the leasing of the Rig under this Lease shall terminate in accordance with Clause 10.2 (Termination) on the Leasing Termination Date. The Lessee's entitlement to a portion of the Net Sale Proceeds in accordance with Clause 14.2 (Application of Net Sale Proceeds) is to compensate the Lessee for agreeing to the sale of the Rig and the termination of its right to take the Rig on lease under this Lease on the Leasing Termination Date.

14    NET SALE PROCEEDS

14.1 CURRENCY OF SALE OF RIG. If the Rig is sold in a currency other than Dollars the Sales Proceeds shall be the amount of Dollars which the Lessor is able to purchase with the foreign currency which it receives in respect of such foreign currency when it receives it or as soon thereafter as foreign exchange transactions are able to be made in the City of London.

14.2 APPLICATION OF "NET SALE PROCEEDS". The Lessor and the Lessee agree that any Net Sale Proceeds will be applied as follows:

(a) first an amount equal to the aggregate of the Termination Sum payable under the Sub-Lease and any other amounts due and payable to the Lessee under clause 13.6 (Payments on Termination) of the Sub-Lease shall be paid to the Lessee and applied in or towards settlement of such amount (the "TOTAL TERMINATION SUM");

(b) secondly, where there is any balance of Net Sale Proceeds after the application referred to in sub-paragraph (a) above, an amount equal to:

      (i)   the Net Sale Proceeds less the Total Termination Sum; multiplied by:

      (ii)  the fraction a/b,

            where "a" is the length of the unexpired residue of the Lease Period at the time of the termination of the leasing of the Rig under the Sub-Lease (expressed in days); and "b" is the Lease Period (expressed in days), shall be paid to the Lessee and applied by the Lessee in accordance with clause 12.3 (Sub-Lessor's Disposal Proceeds) of the Sub-Lease; and

(c)   thirdly, the balance (if any) shall be paid to the Lessor.

15    RIGHTS AND WAIVER

15.1 RIGHT OR REMEDY. No right or remedy conferred upon either party by this Lease shall be exclusive of any right or remedy provided by law, and all rights and remedies conferred upon either party by this Lease shall be cumulative with, and in addition to, its rights under general law and, in particular, shall be without prejudice to the relevant party's rights to claim damages.

15.2 WAIVER. The exercise of any power or remedy or the enforcement of any right by either party shall not be construed as a waiver of the right to exercise any other power or remedy or to enforce any other right. Any forbearance or indulgence granted by a party shall not constitute a waiver of the right or remedy of such party in respect of which such forbearance or indulgence is granted and such party shall be entitled to exercise such right or remedy at any time thereafter.

16    ASSIGNMENT

16.1 NO ASSIGNMENT BY LESSEE. The Lessee may not assign or otherwise transfer its rights and/or obligations under this Lease without the prior written consent of the Lessor.

16.2 ASSIGNMENT BY LESSOR. The Lessor may assign or otherwise transfer all (but not part only) of its rights and obligations under this Lease to another Affiliate of the Guarantor which is incorporated in either England and Wales or Scotland (the "TRANSFEREE") PROVIDED THAT in connection with and as a condition to such transfer:

(a) the Transferee also acquires ownership of the Rig and (by novation or otherwise) all the rights and obligations of the Sub-Lessee under the Sub-Lease;

(b) the obligations of the Transferee are guaranteed by the Guarantor on the terms of the Guarantee, mutatis mutandis;

(c) the Lessee receives such evidence of due corporate authorisation by the Lessor, the Transferee and the Guarantor in relation to the matters outlined above and such favourable legal opinions as it shall require, in such case acting reasonably.

      Any assignment or transfer of all or any part of the Lessor's rights or obligations under this Lease, otherwise than in accordance with the foregoing provisions of this Clause 16.2, shall require the prior written consent of the Lessee.

17    NOTICES

17.1 WRITTEN FORM. Any demand, notice or other communication to be given under or in connection with this Lease shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter in writing and sent by first class prepaid letter post, by fax or delivered by hand to the addressee at its address set out below.

17.2 ADDRESS. Any notice or other communication to be given by one party to another under this Lease shall (unless one party has by fifteen (15) days' notice to the other party specified another address) be given to that other party at the respective addresses given below.

17.3 DETAILS. The addresses and fax numbers of the Lessor and the Lessee are:

      Lessor:

      GlobalSantaFe Drilling Company (North Sea) Limited
      Langlands House

      Huntly Street
      Aberdeen   AB10 1SH
      Scotland

      Fax:        + 44 1224 654680

      Attention:  Legal Department

      with a copy to:

      GlobalSantaFe Corporation
      15375 Memorial Drive
      Houston
      Texas  77079
      USA

      Fax:        + 281 925 6675

      Attention:  Legal Department

      the Lessee:

      Sogelease B.V.
      Rembrant Tower
      Amstelplein 1
      1096 HA
      Amsterdam
      The Netherlands

      Fax:        + 31 20 4635 358

      Attention:  Head of Lease Administration

17.4 NOTICE. Any notice or other communication given by one party to the other shall be deemed to have been received:

(a)   if sent by fax, when a positive transmission report is received;

(b) in the case of a written notice given by hand, on the day of actual delivery to the addressee; and

(c) if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid,

      provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

18    LAW AND JURISDICTION

18.1 LAW. This Lease is governed by and shall be construed in accordance with English law.

18.2 JURISDICTION. The parties agree that the courts of England shall have exclusive jurisdiction to settle any disputes which may arise in connection with this Lease. By its execution and delivery of this Lease, the Lessee:

(a) hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts;

(b) waives any objections on the grounds of venue or forum non conveniens or any similar grounds and agrees that legal proceedings in anyone or more jurisdictions shall not preclude legal proceedings in any other jurisdiction; and

(c) agrees that final judgment against it in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

18.3 APPOINTMENT OF PROCESS AGENT. The Lessee hereby appoints the London office for the time being of Societe Generale to receive, for and on behalf of itself, service of process in England in any legal proceedings with respect to this Lease. Should Societe Generale cease to have an office in London during the period of this Lease, the Lessee shall, in a timely manner, appoint another agent for service of process in England and confirm the same to the Lessor.

19    GENERAL

19.1 ILLEGALITY. If any provision of this Lease is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction neither the legality, validity or enforceability of:

(a)   such provision in any other jurisdiction; or

(b) any other provision hereof in such or any other jurisdiction shall in any way be affected or impaired.

19.2 RIGHTS OF THIRD PARTIES. No term of this Lease is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Lease.

19.3 COUNTERPARTS. This Lease may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Lease.

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first above written.

                                   SCHEDULE 1

                                     THE RIG

              Type:                         Jack-Up Drilling Unit

              Overall Dimensions:           224 by 200 by 25 feet

              Legs (4):                     324 ft. long triangular

              Design:                       Breit Engineering

              Year of Build:                1968

              Class:                        ABS

                                   SCHEDULE 2

                            CERTIFICATE OF ACCEPTANCE

Certificate of Acceptance dated [-] January 2003 pursuant to a Head-Lease Agreement dated [insert date] January 2003 (the "LEASE") between (1) GlobalSantaFe Drilling Company (North Sea) Limited as Lessor and (2) Sogelease B.V., as Lessee.

Terms used in this Certificate of Acceptance shall have the meaning given to such terms in the Lease in accordance with the terms thereof.

The Lessor and the Lessee hereby confirm that:

(a) the Rig has been delivered by the Lessor to the Lessee and accepted by the Lessee from the Lessor under the Lease subject to the provisions of Clause
      2.6 (Quiet enjoyment) of the Lease;

(b) in the case of the Lessor, the conditions set out in Clause 2.1 (Obligations of the Lessor) of the Lease have been satisfied or waived; and

(c) in the case of the Lessee, the conditions set out in Clause 2.3 (Obligations of the Lessee) of the Lease have been satisfied or waived.

This Certificate of Acceptance is a Lease Document.

SIGNED
by
for and on behalf of
GLOBALSANTAFE DRILLING COMPANY (NORTH SEA) LIMITED

SIGNED
by
for and on behalf of
SOGELEASE B.V.

                                   SCHEDULE 3

                          LESSOR'S CONDITIONS PRECEDENT

The obligation of the Lessor to lease the Rig to the Lessee under this Lease shall (in addition to the other matters set out in Clause 2.1 (Obligations of the Lessor) of the Lease) be subject to receipt by the Lessor, in form and substance satisfactory to the Lessor of:

1 A copy, certified by an appropriate officer of the Lessee, to be a true, complete and up-to-date copy, of the constitutional documents of the Lessee.

2 A certified copy of a resolution of the Lessee's Board of Directors authorising entry by the Lessee into this Lease and the other Lease Documents to which it is a party (or such other evidence of due authorisation as the Lessor shall agree).

3 A certified copy of any power of attorney of the Lessee pursuant to which any of the Lease Documents are executed by the Lessee.

4 An extract of the Register of the Chamber of Commerce in respect of the Lessee.

5 A certified copy of the power of attorney of the signatories appointed for and on behalf of the Lessee Parent to execute the Support Letter.

6 The Sub-Lease and the other Lease Documents to which the Lessee is a party duly executed by the Lessee.

7     The Support Letter duly executed by the Lessee Parent.

8 An acknowledgment from the agent for service of process appointed by the Lessee for the purpose of this Lease and the other Lease Documents confirming that it has accepted its appointment.

                                   SCHEDULE 4

                          LESSEE'S CONDITIONS PRECEDENT

The obligation of the Lessee to take the Rig on lease from the Lessor under this Lease shall (in addition to the other matters set out in Clause 2.3 (Obligations of the Lessee) of the Lease) be subject to receipt by the Lessee, in form and substance satisfactory to the Lessee of:

1 A copy certified by a Director or the Secretary of the Lessor, to be a true, complete and up-to-date copy, of the Certificate of Incorporation and the Memorandum and Articles of Association of the Lessor.

2 A copy, certified by an appropriate officer of the Guarantor, to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Guarantor and a copy of a certificate of goodstanding of the Guarantor.

3 A certified copy of a resolution of the Lessor's Board of Directors authorising entry by the Lessor into this Lease and the other Lease Documents to which it is party (or such other evidence of due authorisation as the Lessee shall agree).

4 A certified copy of a resolution of the Guarantor's Board of Directors authorising entry by the Guarantor into the Guarantee (or such other evidence of due authorisation as the Lessee shall agree).

5 A certified copy of any power of attorney of the Lessor or the Guarantor, respectively, pursuant to which any of the Lease Documents are executed by the Lessor or the Guarantor.

6 Any documentation which is required from the Lessor by the Lessee (and notified by the Lessee to the Lessor within a reasonable time before the Start Date) for the purposes of its compliance with the FSA "Know Your Customer" requirements.

7     The Sub-Lease duly executed by the Sub-Lessee.

8 The other Lease Documents to which the Lessor is a party duly executed by the Lessor.

9     The Guarantee duly executed by the Guarantor.

10 Evidence that the insurances referred to in Clause 10 (Insurance) of the Sub-Lease are in place in accordance with that Clause or are otherwise acceptable to the Lessee.

11 A favourable legal opinion from Maples & Calder in relation to relevant matters of Cayman Islands law in respect of the Guarantor, including the due authorisation and execution by the Guarantor of the Guarantee.

12 A favourable legal opinion from Allen & Overy in relation to relevant matters of English law.

                                 EXECUTION PAGE

SIGNED for and on behalf of         )
GLOBALSANTAFE DRILLING              )  /s/ Walter Andrew Baker
COMPANY (NORTH SEA) LIMITED         )
by Walter Andrew Baker              )

Witness to the above signature:

A. Drage
................................

SIGNED for and on behalf of   )
SOGELEASE B.V.                )  /s/ Niek Volkers
by Niek Volkers               )

Witness to the above signature:

Neill Proudfoot
...............................


                                       26